EXHIBIT 99.1

JOINT FILING AGREEMENT

April 27, 2017

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended (the “Act”), and the rules and regulations thereunder, each party hereto hereby agrees to the joint filing, on behalf of each of them, of any filing required by such party under Section 13 or Section 16 of the Act or any rule or regulation thereunder (including any amendment, restatement, supplement and/or exhibit thereto) with the U.S. Securities and Exchange Commission (and, if such security is registered on a national securities exchange, also with the exchange), and further agrees to the filing, furnishing and/or incorporation by reference of this agreement as an exhibit thereto. This agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party.

IN WITNESS WHEREOF, each party hereto, being duly authorized, has caused this Joint Filing Agreement to be executed and effective as of the date first written above.

HBK INVESTMENTS L.P.

By:	/s/ Jon L. Mosle
Name:	Jon L. Mosle
Title:	Authorized Signatory

HBK CAPITAL LTD.

By:	/s/ Jon L. Mosle
Name:	Jon L. Mosle
Title:	Authorized Signatory

HBK SERVICES LLC

By:	/s/ Jon L. Mosle
Name:	Jon L. Mosle
Title:	Authorized Signatory

HBK PARTNERS II L.P.

By:	HBK Management LLC
Its:	General Partner

By:	/s/ Jon L. Mosle
Name:	Jon L. Mosle
Title:	Authorized Signatory

HBK MANAGEMENT LLC

By:	/s/ Jon L. Mosle
Name:	Jon L. Mosle
Title:	Authorized Signatory

HBK MASTER FUND L.P.

By:	HBK Services LLC
Its:	Investment Advisor

By:	/s/ Jon L. Mosle
Name:	Jon L. Mosle
Title:	Authorized Signatory